EXHIBIT 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") is made and entered into this 25th day of October, 2006, by and among THE DIXIE GROUP, INC., a Tennessee corporation ("Borrower"), each of the subsidiaries of Borrower as guarantors ("Guarantors"), BANK OF AMERICA, N.A., a national bank ("Agent") in its capacity as collateral and administrative agent for Lenders (as defined in the Loan Agreement referenced below), and Lenders.

Recitals:

Lenders, Guarantors, Borrower and Fleet Capital Corporation ("FCC"), as Agent entered into a certain Amended and Restated Loan and Security Agreement dated April 14, 2004, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated November 10, 2004, that certain Second Amendment to Amended and Restated Loan and Security Agreement (the "Second Amendment"), dated July 27, 2005, and that certain Third Amendment to Amended and Restated Loan and Security Agreement dated May 3, 2006, by and among Lenders, Guarantors, Borrower and Bank of America, N.A. ("BofA"), as Agent (as at any time amended, the "Loan Agreement" ), pursuant to which Lenders agreed to make certain loans and other extensions of credit to Borrower  from time to time, subject to the terms and conditions contained therein.

Prior to the date of the Second Amendment, (i) FCC assigned all of its interests in the loans under the Loan Agreement to BofA, (ii) FCC resigned as Agent under the Loan Agreement, and (iii) BofA was appointed as successor Agent by the lenders party to the Loan Agreement.

Borrower has requested that Agent and Lenders amend certain provisions of the Loan Agreement.  Agent and Lenders are willing to amend the Loan Agreement as hereinafter set forth, subject to the conditions contained herein.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Definitions.  All capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2.

Amendment to Loan Agreement.  The Loan Agreement is hereby amended as follows:

By deleting the definition "Applicable Margin" in Appendix A to the Loan Agreement and by substituting the following new definition in lieu thereof:

Applicable Margin - a percentage equal to zero with respect to Revolver Loans that are Base Rate Loans, 2.00% with respect to Revolver Loans that are LIBOR Loans, 0.25% with respect to each Term Loan Advance made or outstanding as a Base Rate Loan, 2.50% with respect to each Term Loan Advance made or outstanding as a LIBOR Loan, and .375% with respect to unused line fees payable to Lenders pursuant to Section 2.2; provided that, commencing with Agent's receipt of the financial statements described in Section 9.1.3(ii) of the Agreement for the period ended September 30, 2006, the Applicable Margin shall be increased or (if no Default or Event of Default exists) decreased, based upon the Leverage Ratio, as follows:

		Applicable Margin For:
Level	Leverage Ratio	Revolver Loans		Term Loan		Unused Line Fee
		Base Rate	LIBOR	Base Rate	LIBOR
I	Greater than 4.0 to 1.0	0.25%	2.25%	0.50%	2.75%	.375%
II	If less than or equal to 4.0 to 1.0 but greater than 3.50 to 1.0	0	2.00%	0.25%	2.50%	.375%
III	If less than or equal to 3.50 to 1.0 but greater than 3.00 to 1.0	0	1.75%	0	2.25%	.250%
IV	If less than or equal to 3.00 to 1.0 but greater than 2.50 to 1.0	0	1.50%	0	2.00%	.250%
V	If less than or equal to 2.50 to 1.0 but greater than 2.0 to 1.0	0	1.25%	0	1.75%	.250%
VI	If less than or equal to 2.0 to 1.0	0	1.00%	0	1.50%	.250%

The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of Borrower as measured by the Leverage Ratio for the immediately preceding 4 Fiscal Quarters of Borrower.  Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective 3 Business Days after receipt by Agent of the applicable financial statements and corresponding Compliance Certificate. If the financial statements and the Compliance Certificate of Borrower setting forth the Leverage Ratio are not received by Agent by the date required pursuant to Section 9.1.3 of the Agreement, the Applicable Margin shall be determined as if the Leverage Ratio exceeds 4.0 to 1.0 until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure timely to deliver such financial statements or Compliance Certificate is waived in writing by Agent and Lenders; provided, however, that nothing herein shall be deemed to prevent Agent and Lenders from charging interest at the Default Rate at any time that an Event of Default exists.

3.

Ratification and Reaffirmation.  Each Obligor hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Obligor's covenants, duties, indebtedness and liabilities under the Loan Documents.

4.

Acknowledgments and Stipulations.  Each Obligor acknowledges and stipulates that the Loan Agreement and the other Loan Documents are legal, valid and binding obligations of such Obligor that are enforceable against such Obligor in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Obligor); the security interests and Liens granted by each Obligor in favor of Agent, for the benefit of itself, Lenders and the other Secured Parties, are duly perfected, first priority security interests and Liens.

5.

Representations and Warranties.  Each Obligor represents and warrants to Agent Lenders, to induce Agent and Lenders to enter into this Agreement, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action on the part of each Obligor and to the extent otherwise disclosed by an Obligor to Agent and Lenders in writing, all of the representations and warranties made by an Obligor in the Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations or warranties refer to an earlier date or period.

6.

Acknowledgements, Representations, Consents and Reaffirmations by Guarantors.  Each Guarantor hereby (i) acknowledges and stipulates that its respective Guaranty set forth in Section 15 of the Loan Agreement is a legal, valid and binding obligation of such Guarantor that is enforceable against such Guarantor in accordance with the terms thereof, (ii) represents and warrants that this Agreement has been duly executed and delivered by such Guarantor and that all of the representations and warranties made by such Guarantor in the Guaranty are true and correct on and as of the date hereof, (iii) consents to Borrower's execution and delivery of this Agreement and of the other documents, instruments or agreements Borrower agrees to execute and deliver pursuant hereto, and (iv) affirms that nothing contained herein shall modify in any respect whatsoever the Guaranty and reaffirms that the Guaranty is and shall remain in full force and effect.

7.

Reference to Loan Agreement.  Upon the effectiveness of this Agreement, each reference in the Loan Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Agreement.

8.

Breach of Agreement.  This Agreement shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

9.

Expenses of Lender.  Borrower agrees to pay, on demand, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

10.

Effectiveness; Governing Law.  This Agreement shall be effective upon execution by Borrower and Guarantors and acceptance by Agent in Atlanta, Georgia (notice of which is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

11.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.

No Novation, etc..  Except as otherwise expressly provided in this Agreement, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect.  This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

13.

Counterparts; Telecopied Signatures.  This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each  of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

14.

Further Assurances.  Obligors agree to take such further actions as Agent shall request from time to time in connection herewith to evidence or give effect to the agreements and amendments set forth herein or any of the transactions contemplated hereby.

15.

Section Titles.  Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

16.

Release of Claims.  To induce Agent and Lenders to enter into this Agreement, Borrower and each Guarantor hereby releases, acquits and forever discharges Agent and each Lender, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that Borrower or such Guarantor now has or ever had against Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise.  Borrower and each Guarantor represents and warrants to Agent and Lenders that neither Borrower nor any Guarantors has transferred or assigned to any Person any claim that Borrower or any Guarantor ever had or claimed to have against Agent or any Lender.

17.

Waiver of Jury Trial.  To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

ATTEST:

THE DIXIE GROUP, INC.

("Borrower")

s/ Starr T. Klein

By: s/ Gary A. Harmon

Secretary

[CORPORATE SEAL]

     Title: V.P. & CFO

ATTEST:

FABRICA INTERNATIONAL, INC.

Formerly known as Fabrica International

("Guarantor")

s/ Starr T. Klein

By: s/ Gary A. Harmon

Secretary

[CORPORATE SEAL]

     Title: Vice President

ATTEST:

BRETLIN, INC.

("Guarantor")

s/ Starr T. Klein

By: By: s/ Gary A. Harmon

Secretary

[CORPORATE SEAL]

     Title: President

ATTEST:

CANDLEWICK YARNS, INC.

("Guarantor")

s/ Starr T. Klein

By: By: s/ Gary A. Harmon

Secretary

[CORPORATE SEAL]

     Title: President

ATTEST:

DIXIE GROUP LOGISTICS, INC.

("Guarantor")

s/ Starr T. Klein

By: By: s/ Gary A. Harmon

Secretary

[CORPORATE SEAL]

     Title: President

ATTEST:

MASLAND CARPETS, INC.

("Guarantor")

s/ Starr T. Klein

By: By: s/ Gary A. Harmon

Secretary

[CORPORATE SEAL]

     Title: Chief Manager

Accepted in Atlanta, Georgia;

BANK OF AMERICA, N.A.,

Agent and sole Lender

By: s/ Elizabeth L. Waller

     Title: Senior Vice President